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                                                                     EXHIBIT 4.5
                                                                  EXECUTION COPY


                          REGISTRATION RIGHTS AGREEMENT



                                     between

                           COMMERCE BANCORP, INC. AND
                           COMMERCE CAPITAL TRUST II,
                                   AS ISSUERS

                                       and

                               MERRILL LYNCH & CO.
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                               ON BEHALF OF ITSELF
              AND AS REPRESENTATIVE OF THE OTHER INITIAL PURCHASERS






                           DATED AS OF MARCH 11, 2002



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                  REGISTRATION RIGHTS AGREEMENT, dated as of March 11, 2002, among Commerce Bancorp, Inc., a New Jersey business corporation (the "Company"), Commerce Capital Trust II, a statutory business trust formed under the Delaware Business Trust Act (the "Trust" and together with the Company, the "Issuers") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), acting on behalf of itself and the other initial purchasers (collectively, the "Initial Purchasers") named in Schedule A to the Purchase Agreement (as defined below).

                  Pursuant to the Purchase Agreement, dated as of March 6, 2002 (the "Purchase Agreement"), among the Initial Purchasers and the Issuers, the Initial Purchasers have agreed to purchase from the Trust up to 3,500,000 (or up to 4,000,000 to the extent the option granted by the Trust to the Initial Purchasers pursuant to the Purchase Agreement is exercised in full) 5.95% Convertible Trust Preferred Securities (liquidation amount $50 per preferred security) (the "Preferred Securities"). The proceeds of the sale by the Trust of the Preferred Securities and the Common Securities of the Trust, liquidation amount $50 per common security (the "Common Securities"), are to be invested in the Junior Subordinated Convertible Debentures of the Company due March 11, 2032, issued pursuant to the Indenture, dated as of March 11, 2002, between the Company and The Bank of New York, as Debt Trustee (the "Debentures"), and having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities and the Common Securities. The Preferred Securities are guaranteed by the Company to the extent set forth in the Guarantee Agreement, dated as of March 11, 2002 (the "Guarantee"), between the Company and The Bank of New York, as Guarantee Trustee, and are convertible into the Common Stock, par value $1.00 per share (the "Common Stock"), of the Company.

                  As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to their obligations thereunder, the Issuers agree with the Initial Purchasers, (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the beneficial owners, including the Initial Purchasers (each of the foregoing a "Holder" and together the "Holders"), from time to time of the Preferred Securities, the Debentures and the Common Stock of the Company issuable upon conversion of the Preferred Securities or the Debentures (collectively, together with the Guarantee by the Company of the Preferred Securities, the "Securities"), as follows:

         1. Definitions. Capitalized terms used but not specifically defined herein have the respective meanings ascribed thereto in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

            Agreement: This Registration Rights Agreement.

            Applicable Amount: With respect to (i) each Debenture and Preferred Security , for each day of the applicable period, the principal amount of the Debenture or the liquidation amount of the Preferred Security, as the case may be, on such day; and

                (ii) The shares of Common Stock received upon the conversion of a Preferred Security or Debenture, the principal of the related Debenture from which such shares were converted.

            Blue Sky Application: As defined in Section 6(a) hereof.


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            Broker-Dealer: Any broker or dealer registered under the Exchange
         Act.

            Business Day: A day other than a Saturday or Sunday or any day on which banking institutions in the city of New York are authorized or obligated by law or executive order to close.

            Closing Date: The date of this Agreement.

            Closing Time: As defined in the Purchase Agreement.

            Commission: Securities and Exchange Commission.

            Common Stock: As defined in the preamble hereto, and if such Common Stock has been converted into or exchanged for other securities, any such securities into or for which the Common Stock has been so converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event.

            Company: As defined in the preamble hereto.

            Damages Payment Date: Each March 15, June 15, September 15 and December 15.

            Debentures: As defined in the preamble hereto.

            Effectiveness Period: As defined in Section 2(a)(iii) hereof.

            Effectiveness Target Date: As defined in Section 2(a)(ii) hereof.

            Exchange Act: Securities Exchange Act of 1934, as amended.

            Guarantee: As defined in the preamble hereto.

            Holder: As defined in the preamble hereto.

            Holder Questionnaire: As defined in Section 2(b) hereof.

            Indemnified Holder: As defined in Section 6(a) hereof.

            Indenture: As defined in the preamble hereto.

            Initial Purchasers: As defined in the preamble hereto.

            Issuers: As defined in the preamble hereto.

            Liquidated Damages: As defined in Section 3(a) hereof.

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            Majority of Holders: Holders holding over 50% of the aggregate
         Applicable Amount of Transfer Restricted Securities outstanding.

            Merrill Lynch: As defined in the preamble hereto.

            NASD: National Association of Securities Dealers, Inc.

            Person: An individual, partnership, corporation, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

            Preferred Security: As defined in the preamble hereto.

            Purchase Agreement: As defined in the preamble hereto.

            Prospectus: The prospectus included in a Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

            Record Holder: With respect to any Damages Payment Date, each Person who is a Holder at the close of business on the first day of the month (whether or not a Business Day) in which the relevant Damages Payment Date occurs.

            Registration Default: As defined in Section 3(a) hereof.

            Registration Securities: The collective reference to the Preferred Securities (including the Guarantee) and the Debentures, and if such securities have been converted into or exchanged for other securities, any such securities into or for which the Preferred Securities (including the Guarantee) or the Debentures have been so converted or exchanged, and any security issued with respect thereto upon any stock dividend, split or similar event.

            Rules: As defined in Section 4(b)(xix) hereof.

            Securities Act: Securities Act of 1933, as amended.

            Securities: As defined in the preamble hereto.

            Shelf Filing Deadline: As defined in Section 2(a)(i) hereof.

            Shelf Registration Statement: As defined in Section 2(a)(i) hereof.

            Suspension Notice. As defined in Section 4(c) hereof.

            Suspension Period. As defined in Section 4(b)(i) hereof.

            TIA: Trust Indenture Act of 1939, as in effect on the date the Indenture is qualified under the TIA.

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            Transfer Restricted Securities: All Securities until the earliest of:

                (i) the date on which such Security has been effectively
            registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

                (ii) the date on which such Security is transferred in
            compliance with Rule 144 under the Securities Act or may be sold or transferred by a person who is not an affiliate of the Issuer pursuant to Rule 144(k) under the Securities Act (or any other similar provision then in force); and

                (iii) the date on which such Security ceases to be outstanding
            (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

            Trust: As defined in the preamble hereto.

            Trust Agreement: The Amended and Restated Trust Agreement, dated as of March 11, 2002, among the Company, as sponsor, Douglas J. Pauls, Vernon W. Hill, II and C. Edward Jordan, Jr., as administrative trustees, The Bank of New York, as property trustee, and the Bank of New York (Delaware), as Delaware trustee.

            Underwritten Registration or Underwritten Offering: A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

         2. Shelf Registration

              (a) The Issuers shall:

                (i) not later than 90 days after the Closing Time (the "Shelf
            Filing Deadline"), file or cause to be filed a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for (i) resales by Holders of all Registration Securities,
            (ii) the issuance of Common Stock upon the conversion of Preferred Securities resold pursuant to such Shelf Registration Statement and
            (iii) the resale of the Common Stock issuable upon conversion of Preferred Securities by the Holder thereof;

                (ii) use their reasonable best efforts to cause the Shelf
            Registration Statement to be declared effective by the Commission not later than 180 days after the Closing Time (the "Effectiveness Target Date"); and

                (iii) use their reasonable best efforts to keep the Shelf
            Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 4(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Transfer Restricted Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time for a period (the "Effectiveness Period") of:

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                      (1) with respect to (i) the Registration Securities, two
                 years following the last date of original issuance of such securities and (ii) the Common Stock issuable upon conversion of such Registration Securities, two years following the first date as of which all of the Preferred Securities and Debentures have been converted into Common Stock; or

                      (2) such shorter period that will terminate (x) upon the
                 expiration of the holding period applicable to the Transfer Restricted Securities held by a non-affiliate of the Company under Rule 144(k) of the Securities Act or any successor rule thereto, (y) when all Transfer Restricted Securities have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise) or (z) when all Transfer Restricted Securities of Holders that complete and deliver in a timely manner the Holder Questionnaire are registered under the Shelf Registration Statement and have been disposed of in accordance with the Shelf Registration Statement.

              (b) No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company in writing such information as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws (the form of which request is attached to the Offering Memorandum as Exhibit A and is referred to herein as the "Holder Questionnaire") within 20 Business Days from the date the Holder Questionnaire is first mailed to such Holder or, in connection with the resale of any Common Stock issuable upon conversion of the Preferred Securities, upon conversion of the Preferred Securities or the Debentures. In connection with all such requests for information from Holders of Transfer Restricted Securities, the Company shall notify such Holders of the requirements set forth in the preceding sentence. Holders that do not complete the Holder Questionnaire and deliver it to the Company in a timely manner shall not be named as a selling Holder in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 3 hereof unless such Holder shall have timely provided all such information as may be reasonably requested by the Holder Questionnaire. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Issuers by such Holder not materially misleading. Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall promptly furnish to the Company in writing such other information as the Issuers may from time to time reasonably request in writing.

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         3. Liquidated Damages

              (a) If:

                (i) the Shelf Registration Statement is not filed with the
            Commission prior to or on the Shelf Filing Deadline;

                (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date;

                (iii) except as provided in Section 4(b)(i) hereof, the Shelf
            Registration Statement is filed and declared effective but, at any time after the Effectiveness Target Date and during the Effectiveness Period, shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five Business Days by a post-effective amendment to the Shelf Registration Statement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that cures such failure and, in the case of a post-effective amendment, is itself immediately declared effective; or

                (iv) (A) prior to or on the 45th or 75th day, as the case may be, of any Suspension Period, such suspension has not been terminated or (B) Suspension Periods exceed an aggregate of 90 days in any 360 day period or an aggregate of 45 days (or 75 days, as applicable) in any 90-day period,

         (each such event referred to in foregoing clauses (i) through (iv), a "Registration Default"), the Company hereby agrees to pay as liquidated damages ("Liquidated Damages") with respect to the Transfer Restricted Securities from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured, accruing at a rate:

                (A) with respect to the first 90-day period during which a
            Registration Default shall have occurred and be continuing, equal to 0.25% per annum of the Applicable Amount of such Transfer Restricted Security, and

                (B) with respect to the period commencing on the 91st day
            following the day the Registration Default shall have occurred and be continuing, equal to 0.50% per annum of the Applicable Amount of such security; provided that in no event shall Liquidated Damages accrue at a rate per year exceeding 0.50% of the Applicable Amount of such security.

              (b) All accrued Liquidated Damages shall be paid in arrears to Record Holders of any Transfer Restricted Security by the Company on each Damages Payment Date by wire transfer of immediately available funds or by federal funds check; provided, that any Liquidated Damages accrued with respect to any Transfer Restricted Security called for redemption on a redemption date prior to the Damages Payment Date shall be paid instead to the Holder who submitted such Transfer Restricted Security on the applicable redemption date. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Security, the accrual of Liquidated Damages with respect to such Transfer Restricted Security will cease.

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                  All obligations of the Issuers set forth in this Section 3 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

                  The Liquidated Damages set forth above shall be the exclusive monetary remedy available to the Holders of Transfer Restricted Securities for such Registration Default and each Holder of a Transferred Restricted Security shall be entitled to receive Liquidated Damages if such Holder has complied with the requirements of Section 2(b) hereof.

         4. Registration Procedures

              (a) (i) In connection with the Shelf Registration Statement, the Issuers shall comply with all the provisions of Section 4(b) hereof and shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto, shall as expeditiously as possible prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Securities Act.

                (ii) Before filing any Shelf Registration Statement or
            Prospectus or any amendments or supplements thereto with the Commission, the Issuers shall furnish to the Merrill Lynch, as representative of the Initial Purchasers, copies of all such documents proposed to be filed and use their reasonable best efforts to reflect in each such document when so filed with the Commission such comments as the Merrill Lynch, as representative of the Initial Purchasers, reasonably shall propose.

              (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Issuers shall:

                (i) Subject to any notice by the Issuers in accordance with this
            Section of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use their reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not be effective and usable for resale of Transfer Restricted Securities during the Effectiveness Period in accordance with the methods of distribution described therein, the Issuers shall file promptly an appropriate amendment to the Shelf Registration Statement or a supplement to the related Prospectus or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their reasonable best efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Holders for a period not to exceed an aggregate of 45 days in any 90-day period (each such period, a "Suspension Period") if:

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                                    (x) an event occurs and is continuing as a
                           result of which the Shelf Registration Statement would, in the Company's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                                    (y) the Company reasonably determines that
                           the disclosure of such event at such time would have a material adverse effect on the business of the Company and its subsidiaries taken as a whole or on a previously undisclosed proposed or pending material business transaction;

                  provided that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the Company's ability to consummate such transaction, the Issuers may extend a Suspension Period from 45 days to 75 days; provided, however, that Suspension Periods shall not exceed an aggregate of 90 days in any 360-day period.

                (ii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act applicable to them, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act applicable to them with respect to the disposition of all securities covered by the Shelf Registration Statement during the Effectiveness Period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus; provided that in no event will such method(s) of distribution take the form of an Underwritten Offering without the prior agreement of the Company, which agreement will not be unreasonably withheld.

                (iii) Advise the underwriter(s), if any, Merrill Lynch, as representative of the Initial Purchasers, and each selling Holder promptly (but in any event within five Business Days) and, if requested by such Persons, to confirm such advice in writing:

                (A) when the Prospectus or any Prospectus supplement or

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            post-effective amendment has been filed, and, with respect to the
            Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

                (B) of any request by the Commission for amendments to the Shelf
            Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

                (C) of the issuance by the Commission of any stop order
            suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the receipt of any notification with respect to the suspension by any state securities commission of the qualification or exemption from qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

                (D) of the existence of any fact or the happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the Shelf Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

         If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time and will provide to Merrill Lynch, as representative of the Initial Purchasers, and each Holder who is named in the Shelf Registration Statement prompt notice of the withdrawal of any such order.

                (iv) Make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Transfer Restricted Securities are included in the Shelf Registration Statement, any underwriter participating in any distribution pursuant to the Shelf Registration Statement, and any Broker-Dealer, attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of such Issuer and its subsidiaries as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause such Issuers' officers, directors, trustees, managers and employees to supply, at the Company's expense, all information reasonably requested by any such representative or representatives of the selling Holders, underwriter, Broker-Dealer, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness, subject, upon the request of the Issuers, to the execution of a confidentiality agreement which is reasonable in the context of a registered public offering.

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                (v) If requested by any selling Holders or the underwriter(s), if any, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation: (1) information relating to the "Plan of Distribution" of the Transfer Restricted Securities,
            (2) information with respect to the principal amount or number of Transfer Restricted Securities being sold to such underwriter(s),
            (3) the purchase price being paid therefor and (4) any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Issuers are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                (vi) Furnish to each selling Holder and each of the
            underwriter(s), if any, upon their request, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request).

                (vii) Deliver to each selling Holder and each of the
            underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Company in accordance with this Section 4(b) of the existence of any fact or event of the kind described in
            Section 4(b)(iii)(D), the Issuers hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

                (viii) The Issuers shall:

                (A) Upon request, furnish to each selling Holder and each
            underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings for selling securityholders, upon the date of closing of any sale of Transfer Restricted Securities in an Underwritten Registration:

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                      (1) a certificate, dated the date of such closing, signed
                 by the Chief Financial Officer of the Company confirming, as of the date thereof, the matters set forth in Section 5(c) of the Purchase Agreement and such other matters as such parties may reasonably request;

                      (2) opinions, each dated the date of such closing, of
                 counsel to the Issuers (or either of them) covering such of the matters as are customarily covered in legal opinions to underwriters in connection with underwritten offerings of securities and such other matters as may be reasonably requested by the selling Holders and the underwriters; and

                      (3) customary comfort letters, dated the date of such
                 closing, from the Issuers' independent accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement) to the extent deliverable in accordance with their professional standards, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings of securities;

                (B) set forth in full in the underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified;

                (C) make such representations and warranties to the selling
            Holders participating in an Underwritten Registration and the underwriter(s), if any, in form, substance and scope as are customary made by issuers to underwriters in primary underwritten offerings, including, but not limited to, those set forth in the Purchase Agreement; and

                (D) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement, if any, or other agreement entered into by the selling Holders pursuant to this clause (ix).

                (ix) Before any public offering of Transfer Restricted
            Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions in the United States as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Issuers shall not be required
            (A) to register or qualify as a foreign corporation or a dealer of securities where they are not now so qualified or to take any action that would subject them to the service of process in any jurisdiction where they are not now so subject or (B) to subject themselves to taxation in any such jurisdiction if they are not now so subject.

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                (x) Unless the applicable Transfer Restricted Securities shall be in book-entry only form, cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the selling Holders or the underwriter(s), if any, may request at least two Business Days before any sale of Transfer Restricted Securities made by such selling Holder or underwriter(s).

                (xi) Use their reasonable best efforts to cause the Transfer
            Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities.

                (xii) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use their reasonable best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                (xiii) Provide CUSIP numbers for the Preferred Securities and, in the event of and at the time of any distribution thereof to Holders, the Debentures registered under such Shelf Registration Statement, not later than the effective date of the Shelf Registration Statement and provide the applicable trustee under the Indenture with certificates for such Securities that are in a form eligible for deposit with The Depository Trust Company.

                (xiv) Cooperate, assist and provide such information as is required with respect to any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

                (xv) Otherwise comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act and generally make available to their securityholders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of the 12-month period (or 90 days, if such period is a fiscal year) beginning the first month of the Issuers' first quarter commencing after the Effectiveness Target Date, which statement shall cover such 12-month period.

                (xvi) Cause the Indenture, the Guarantee Agreement and the Trust
            Agreement to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the applicable trustees and the holders of Securities to effect such changes to such documents as may be required for such documents to be so qualified in accordance with the terms of the TIA; and execute and use their reasonable best efforts to cause the applicable trustees thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such documents to be so qualified in a timely manner.

                (xvii) Cause all Transfer Restricted Securities covered by the
            Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which similar securities issued by the Issuers are then listed or quoted.

                (xviii) Provide to each Holder, upon written request, each document filed with the Commission pursuant to the requirements of
            Section 13 and Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement.

                (xix) In the event that any Broker-Dealer shall underwrite any
            Transfer Restricted Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the Rules of Fair Practice (the "Rules") and the By-Laws of the NASD) thereof, whether as a Holder of such Transfer Restricted Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such Broker-Dealer in complying with the requirements of such Rules and By-Laws, including, without limitation, by (A) if such Rules or By-Laws shall so require, engaging a "qualified independent underwriter" to participate in the preparation of the Shelf Registration Statement relating to such Transfer Restricted Securities and to exercise usual standards of due diligence in respect thereto, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof and (C) providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of the Rules of Fair Practice of the NASD.

                (xx) Enter into such customary agreements and take such other reasonable necessary actions in connection therewith (including those reasonably requested by the Majority of Holders of Transfer Restricted Securities covered by such Shelf Registration Statement) in order to expedite or facilitate disposition of such Transfer Restricted Securities.

              (c) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice (a "Suspension Notice") from the Company of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will, and will use its reasonable best efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement until:

                (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xii) hereof; or

                (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such Suspension Notice.

              (d) Upon the initial sale of any Transfer Restricted Securities pursuant to the Shelf Registration Statement, each selling Holder shall deliver a notice of such sale to each of the Issuers certifying that (i) the Prospectus delivery requirements, if any, of the Securities Act have been complied with and
(ii) such selling Holder and the aggregate amount of Transfer Restricted Securities owned by such selling Holder are identified in the related Prospectus in accordance with the applicable rules and regulations under the Securities Act.

         5. Registration Expenses.

              (a) All expenses incident to the Issuers' performance of or compliance with this Agreement shall be borne by the Company regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

                (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD);

                (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;

                (iii) all expenses of printing (including printing of
            Prospectuses and certificates for the Common Stock to be issued upon conversion of the Preferred Securities or Debentures) and the Issuers' expenses for messenger and delivery services and telephone;

                (iv) all fees and disbursements of counsel to the Issuers and, subject to Section 5(b) below, the Holders of Transfer Restricted Securities;

                (v) all application and filing fees in connection with listing
            (or authorizing for quotation) the Preferred Securities and the Common Stock to be issued upon conversion of the Preferred Securities or Debentures on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                (vi) all fees and disbursements of independent certified public accountants of the Issuers (including the expenses of any special audit and comfort letters required by or incident to such performance).

                  The Company shall bear the Issuers' internal expenses (including, without limitation, all salaries and expenses of their officers, trustees and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

              (b) In connection with the Shelf Registration Statement required by this Agreement, including any amendment or supplement thereto, and any other documents delivered to any Holders, the Company shall reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, which shall be Simpson Thacher & Bartlett, or such other counsel as may be chosen by a Majority of Holders for whose benefit the Shelf Registration Statement is being prepared.

         6. Indemnification and Contribution

              (a) The Company shall indemnify and hold harmless each Holder, such Holder's officers and employees and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Holder"), from and against any and all losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Transfer Restricted Securities), to which such Indemnified Holder may become subject, insofar as any such loss, claim, damage, liability or action arises out of, or is based upon, or is caused by:

                (i) any untrue statement or alleged untrue statement of a
            material fact contained in (A) the Shelf Registration Statement, any preliminary Prospectus or Prospectus or any amendment or supplement thereto or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by either Issuer (or based upon written information furnished by or on behalf of either Issuer expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Transfer Restricted Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "Blue Sky Application"); or

                (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading,

and shall reimburse each Indemnified Holder promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, or is caused by, any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement, any preliminary prospectus or Prospectus or amendment or supplement thereto or Blue Sky Application in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Holder (or its related Indemnified Holder) specifically for use therein, provided, further, that the Company shall not be liable for any loss, liability, claim, damage or expense
(1) arising from an offer or sale of Transfer Restricted Securities occurring during a Suspension Period, provided the Holder has received a Suspension Notice with respect to such Suspension Period prior to such offer or sale, or (2) if the Holder fails to deliver at or prior to the written confirmation of sale, a Prospectus that is amended or supplemented, and such Prospectus, as amended or supplemented, would have corrected the untrue statement or omission or alleged untrue statement or omission of a material fact contained in the Prospectus delivered by the Holder, so long as the Prospectus, as so amended or supplemented, has been delivered to such Holder prior to such time. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Indemnified Holder.

              (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act , from and against any and all losses, claims, damages or liabilities, joint or several, or any action in respect thereof, to which the Company or any such controlling person may become subject, insofar as any such loss, claim, damage or liability or action arises out of, or is based upon, or is caused by:

                (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, preliminary prospectus or Prospectus or any amendment or supplement thereto or any Blue Sky Application; or

                (ii) the omission or the alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,

but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder (or its related Indemnified Holder) specifically for use therein.

              (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of any claim or the commencement of any action (including any governmental investigation), the indemnified party shall notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 6. The indemnifying party, upon request of the indemnified party, shall, and the indemnifying party may elect to, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the Holders shall have the right to employ one separate firm (for each action or group of related actions) to represent jointly the Holders and their officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Holders against the Company under this Section 6 if, in the reasonable judgment of the Majority of Holders seeking indemnification, it is advisable for the Holders and such officers, employees and controlling persons to be jointly represented by separate counsel because of the possible availability to them of separate or further defenses, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall:

                (i) without the prior written consent of the indemnified parties
            (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or

                (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment.

              (d) If the indemnification provided for in this Section 6 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Section 6(a) or 6(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability (or action in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations.

                  The relative fault of the Issuers on the one hand and Holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Issuer on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Issuer and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this
Section 6 shall be deemed to include, for purposes of this Section 6, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend against any such action or claim. Notwithstanding the provisions of this Section 6, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Transfer Restricted Securities purchased by it were resold exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this
Section 6(d) are several and not joint. The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or by or on behalf of any Issuer, or any person controlling such person, and (iii) acceptance of and payment for any of the Transfer Restricted Securities. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         7. Rules 144 and 144A. The Issuers shall use their reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time either Issuer is not required to file such reports, it will, within a reasonable period of time, upon written request of any Holder of Transfer Restricted Securities, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Issuers covenant that they will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell such Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Issuers will provide a copy of this Agreement to prospective purchasers of Transfer Restricted Securities identified to the Issuers by any Initial Purchaser upon request. Upon the request of any Holder of Transfer Restricted Securities, the Issuers shall deliver to such Holder a written statement as to whether it has complied with such requirements. Not withstanding the foregoing, nothing in this
Section 7 shall be deemed to require the Issuers to register any of its securities pursuant to the Exchange Act.

         8. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder:

                (i) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

                (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

         9. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by, a Majority of Holders whose Transfer Restricted Securities are included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company; and provided, further, that the Company shall not be responsible for the commissions of any Broker-Dealer or the fees of any underwriter(s) incurred in any such Underwritten Offering or in any other transfer or sale of such Transfer Restricted Securities.

         10. Miscellaneous

              (a) Remedies. Each Issuer acknowledges and agrees that any failure by such Issuer to comply with its obligations under this Agreement hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Issuers' respective obligations under this Agreement. Each Issuer further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

              (b) No Inconsistent Agreements. Neither Issuer will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, neither Issuer shall grant to any of its security holders (other than the Holders of Transfer Restricted Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities. Neither Issuer has previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person which rights conflict with the provisions hereof.

              (c) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuers have obtained the written consent of a Majority of Holders.

              (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, facsimile transmission, or air courier guaranteeing overnight delivery:

                (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture; and

                (ii) if to either Issuer, at its address set forth in the
            Purchase Agreement; and

                (iii) if to the Initial Purchasers, initially at the address set forth in the Purchase Agreement.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if transmitted by facsimile; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

              (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and the Holders, including without limitation and without the need for an express assignment or any consent of either Issuer, subsequent Holders of Transfer Restricted Securities; provided, however, that (i) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder and (ii) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms of the Purchase Agreement or the applicable Operative Documents. If any transferee of any Holder shall acquire Transfer Restricted Securities, in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. The Issuers hereby agree to extend the benefits of this Agreement to any subsequent Holders of Transfer Restricted Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

              (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              (g) Securities Held by an Issuer or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by either Issuer or its respective "affiliates" (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders of Transfer Restricted Securities if such subsequent Holders are deemed to be such affiliates solely by reason of their holdings of such Transfer Restricted Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

              (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              (i) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

              (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall remain in full force and effect and shall not be affected or impaired or invalidated thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

              (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Issuers with respect to the Transfer Restricted Securities. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuers with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

              (l) Third Party Beneficiaries. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuers, on the one hand, and the Initial Purchasers, on the other hand, and the Holders shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights or the rights of Holders hereunder.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    COMMERCE BANCORP, INC.


                                    By: /s/ Vernon W. Hill, II
                                        --------------------------------
                                        Name: Vernon W. Hill, II
                                        Title: Chairman and President


                                    COMMERCE CAPITAL TRUST II


                                    By: /s/ Douglas J. Pauls
                                        --------------------------------
                                        Name: Douglas J. Pauls
                                        Title: Administrative Trustee


The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
     Acting on behalf of itself and as representative
     of the several Initial Purchasers

     By: /s/Seth Heaton
        ------------------------------------------------------
                            Seth Heaton
                     Authorized Representative